EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Financial Results for Fiscal Fourth Quarter and Fiscal Year Ended September 30, 2018

•	Consolidated Q4 revenue of $25.2 million

•	Consolidated Q4 GAAP operating loss of $5.6 million and Non-GAAP operating loss of $3.5 million

•	GAAP pre-tax EPS from continuing operations of $(0.21) and Non-GAAP pre-tax EPS from continuing operations of $(0.12)

ALHAMBRA, California, December 4, 2018 - EMCORE Corporation (NASDAQ: EMKR - News), a leading provider of advanced Mixed-Signal Optics products that provide the foundation for today's high-speed communications network infrastructures and leading-edge defense systems, today announced financial results for its fiscal fourth quarter ended September 30, 2018.

In addition, the Company today announced that its Chief Financial Officer, Jikun Kim is leaving the Company to tend to personal obligations. EMCORE has an external search underway to identify a replacement. Mr. Kim expects to continue serving in his capacity as the Company’s Chief Financial Officer until December 31, 2018. Mr. Kim’s departure is not the result of any dispute or disagreement with the Company, or any matter related to the Company’s accounting practices or financial statement disclosures.

Jeffrey Rittichier, EMCORE's President and CEO commented, “2018 was a challenging year for us as we worked through an inventory overhang in the Cable TV supply chain. With that behind us now, we're experiencing strong growth in L-EML transmitter shipments and expect that our CATV business will be on a solid footing in FY19.” Rittichier went on to say “We’ve also entered the year with robust backlog in our Navigation and Chip product lines and look forward to realizing growth in these areas. I also want to thank Jikun Kim for his contributions to the company, and wish him great success and happiness going forward.”

Financial Highlights - Fiscal Fourth Quarter Ended September 30, 2018

Financial Highlights	For the Three Months Ended
(in thousands)	September 30, 2018	June 30, 2018	September 30, 2017
Revenue	$25,241	$17,717	$29,176
GAAP Gross Profit	$4,428	$1,198	$10,611
Non-GAAP Gross Profit	$4,557	$1,298	$10,769
GAAP Operating (loss) income	$(5,616)	$(7,954)	$1,709
Non-GAAP Operating (loss) income	$(3,518)	$(6,926)	$3,331
GAAP pre-tax (loss) income from continuing operations	$(5,833)	$(8,414)	$2,196
Non-GAAP pre-tax (loss) income from continuing operations	$(3,275)	$(6,710)	$3,430
GAAP pre-tax EPS from continuing operations - per diluted share	$(0.21)	$(0.31)	$0.08
Non-GAAP pre-tax EPS from continuing operations - per diluted share	$(0.12)	$(0.26)	$0.12

Financial Statement Highlights for the Fourth Quarter of Fiscal 2018:

•	Consolidated revenue was $25.2 million, representing a 42.5% increase from the prior quarter

•	Consolidated GAAP gross margin was 17.5%, representing an increase from the 6.8% gross margin in the prior quarter

•	Consolidated Non-GAAP gross margin was 18.1%, representing an increase from 7.3% in the prior quarter

•	Consolidated GAAP operating margin was (22.2)%, representing an increase from (44.9)% in the prior quarter

•	Consolidated Non-GAAP operating margin was (13.9)%, representing an increase from (39.1)% in the prior quarter

•	GAAP diluted pre-tax EPS from continuing operations was $(0.21), representing an increase from $(0.31) in the prior quarter

•	Non-GAAP diluted pre-tax EPS from continuing operations was $(0.12), representing an increase from $(0.26) in the prior quarter

•	Cash and cash equivalents was $63.1 million at the end of the quarter, a decrease of $2.2 million when compared to the end of the prior quarter

Financial Highlights - Fiscal Year Ended September 30, 2018

Financial Highlights	For the Fiscal Years Ended September 30,
(in thousands)	2018	2017
Revenue	$85,617	$122,895
GAAP Gross Profit	$18,487	$42,534
Non-GAAP Gross Profit	$19,003	$43,096
GAAP Operating (loss) income	$(18,311)	$7,741
Non-GAAP Operating (loss) income	$(12,071)	$14,075
GAAP pre-tax (loss) income from continuing operations	(17,902)	$8,384
Non-GAAP pre-tax (loss) income from continuing operations	$(11,338)	$14,320
GAAP pre-tax EPS from continuing operations - per diluted share	$(0.66)	$0.30
Non-GAAP pre-tax EPS from continuing operations - per diluted share	$(0.41)	$0.52

Financial Statement Highlights for the Fiscal Year Ended September 30, 2018:

•	Consolidated revenue was $85.6 million, representing a 30.3% decrease from the prior year

•	Consolidated GAAP gross margin was 21.6%, representing a decrease from the 34.6% gross margin reported in the prior year

•	Consolidated Non-GAAP gross margin was 22.2%, representing a decrease from 35.1% reported in the prior year

•	Consolidated GAAP operating margin was (21.4)%, representing a decrease from 6.3% in the prior year

•	Consolidated Non-GAAP operating margin was (14.1)%, representing a decrease from 11.5% in the prior year

•	GAAP diluted pre-tax EPS from continuing operations was $(0.66), representing a decrease from $0.30 in the prior year

•	Non-GAAP diluted pre-tax EPS from continuing operations was $(0.41), representing a decrease from $0.52 in the prior year

•	Cash and cash equivalents was $63.1 million at the end of the year, a decrease of $5.2 million when compared to the prior year

Business Outlook
The Company expects revenue for the fiscal first quarter ending December 31, 2018 to be in the range of $23 to $25 million.

Conference Call
The Company will discuss its financial results on December 4, 2018 at 8:00 a.m. EST (5:00 a.m PST). The call will be available by dialing 888-204-4368. For international callers, please dial +1 323-994-2082. The conference passcode number is 7241733. The call will be webcast live via the Company's website at http://investor.emcore.com/events.cfm. A webcast will be available for replay beginning Tuesday, December 4, 2018 for at least 90 days following the conclusion of the call on the Company's website.

About EMCORE
EMCORE Corporation is a leading provider of advanced Mixed-Signal Optics products that provide the foundation for today’s high-speed communication network infrastructures and leading-edge defense systems. Our optical chips, components, subsystems and systems enable broadband and wireless providers to continually enhance their network capacity, speed and coverage to advance the free flow of information that empowers the lives of millions of people daily. The Mixed-Signal Optics technology at the heart of our broadband transmission products is shared with our fiber optic gyros and military communications links to provide the aerospace and defense markets state-of-the-art systems that keep us safe in an increasingly unpredictable world. EMCORE’s performance-leading optical components and systems serve a broad array of applications including cable television, fiber-to-the-premise networks, telecommunications, data centers, wireless infrastructure, satellite RF fiber links, navigation systems and military communications. EMCORE has fully vertically-integrated manufacturing capability through its world-class Indium Phosphide (InP) wafer fabrication facility at our headquarters in Alhambra, California and is ISO 9001 certified in Alhambra and at our facility in Beijing, China. For further information about EMCORE, visit http://www.emcore.com.

Use of Non-GAAP Financial Measures
We disclose non-GAAP gross profit, gross margin percentage, operating income (loss), operating margin percentage, pre-tax EPS from continuing operations and pre-tax income (loss) from continuing operations as a supplemental measure to U.S. GAAP gross profit, gross margin percentage, operating income (loss), operating margin percentage, pre-tax EPS from continuing operations and pre-tax income (loss) from continuing operations regarding our operational performance. These financial measures exclude the impact of certain items that we do not believe are indicative of our core operating results; therefore, they have not been calculated in accordance with U.S. GAAP. A reconciliation of non-GAAP pre-tax income from continuing operations to GAAP income from continuing operations, which identifies the items excluded from the non-GAAP measures, are provided in the table below titled "Reconciliation of GAAP to Non-GAAP Financial Measures".

We believe that these additional non-GAAP financial measures are useful to investors in assessing our operating performance. We also use these financial measures internally to evaluate our operating performance and for planning and forecasting of future periods. In addition, financial analysts that follow us may focus on and publish both historical results and future projections based on our non-GAAP financial measures. We also believe that it is in the best interests of our investors to provide this non-GAAP information.

While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. Our non-GAAP financial measures may not be reported by all of our competitors and they may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using these non-GAAP financial measures as a supplement to U.S. GAAP and by providing a reconciliation of our non-GAAP financial measures to the most comparable U.S. GAAP financial measures.

Non-GAAP financial measures are not in accordance with or an alternative for U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures and our disclosures of these measures should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Forward-Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (b) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (c) delays and other difficulties in commercializing new products; (d) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (e) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (f) actions by competitors; and (g) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as updated by our subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate under the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenue	$25,241	$17,717	$29,176	$85,617	$122,895
Cost of revenue	20,813	16,519	18,565	67,130	80,361
Gross profit	4,428	1,198	10,611	18,487	42,534
Operating expense:
Selling, general, and administrative	5,532	5,237	5,181	21,232	22,246
Research and development	4,372	3,915	3,862	15,387	12,542
Impairments	—	—	38	—	506
Loss (gain) from change in estimate on ARO obligation	145	—	(45)	145	(45)
(Gain) loss on sale of assets	(5)	—	(134)	34	(456)
Total operating expense	10,044	9,152	8,902	36,798	34,793
Operating (loss) income	(5,616)	(7,954)	1,709	(18,311)	7,741
Other income (expense):
Interest income, net	243	216	99	733	245
Foreign exchange (loss) gain	(570)	(676)	388	(434)	82
Change in fair value of financial instruments	—		—	—	—
Other income	110	—	—	110	316
Total other (expense) income	(217)	(460)	487	409	643
(Loss) income from continuing operations before income tax benefit (expense)	(5,833)	(8,414)	2,196	(17,902)	8,384
Income tax (expense) benefit	(53)	—	(32)	449	(163)
(Loss) income from continuing operations	(5,886)	(8,414)	2,164	(17,453)	8,221
Loss from discontinued operations, net of tax	—	—	41	—	14
Net (loss) income	$(5,886)	$(8,414)	$2,205	$(17,453)	$8,235
Per share data:
Net (loss) income per basic share:
Continuing operations	$(0.21)	$(0.31)	$0.08	$(0.64)	$0.31
Discontinued operations	—	—	0.00	—	0.00
Net (loss) income per basic share	$(0.21)	$(0.31)	$0.08	$(0.64)	$0.31

Net (loss) income per diluted share:
Continuing operations	$(0.21)	$(0.31)	$0.08	$(0.64)	$0.30
Discontinued operations	—	—	0.00	—	0.00
Net (loss) income per diluted share	$(0.21)	$(0.31)	$0.08	$(0.64)	$0.30

Weighted-average number of basic shares outstanding	27,424	27,387	26,904	27,266	26,659
Weighted-average number of diluted shares outstanding	27,424	27,387	27,768	27,266	27,544

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of September 30, 2018	As of September 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$63,117	$68,333
Restricted cash	78	421
Accounts receivable, net	19,275	22,265
Inventory	20,850	25,139
Prepaid expenses and other current assets	12,730	8,527
Total current assets	116,050	124,685
Property, plant, and equipment, net	18,216	16,635
Non-current inventory	1,433	2,686
Other non-current assets, net	199	78
Total assets	$135,898	$144,084
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,997	$11,818
Accrued expenses and other current liabilities	14,205	9,825
Total current liabilities	27,202	21,643
Asset retirement obligations	1,809	1,638
Other long-term liabilities	82	29
Total liabilities	29,093	23,310
Shareholders’ equity:
Common stock	734,066	730,906
Treasury stock	(47,721)	(47,721)
Accumulated other comprehensive income	885	561
Accumulated deficit	(580,425)	(562,972)
Total shareholders’ equity	106,805	120,774
Total liabilities and shareholders’ equity	$135,898	$144,084

We have provided a reconciliation of our non-GAAP pre-tax income from continuing operations financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

EMCORE Corporation
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Loss) Income from Continuing Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
US GAAP net (loss) income	$(5,886)	$(8,414)	$2,205	$(17,453)	$8,235
US GAAP net loss from discontinued operations	—	—	(41)	—	(14)
US GAAP (loss) income from Continuing Operations	(5,886)	(8,414)	2,164	(17,453)	8,221

Income tax (benefit) expense	53	—	32	(449)	163
Other income	(110)	—	—	(110)	(316)
Currency exchange loss (gain)	570	676	(388)	434	(82)
Total other income & tax related adjustments	513	676	(356)	(125)	(235)

Stock based compensation expense - R&D	153	157	143	614	505
Stock based compensation expense - SG&A	669	625	648	2,584	2,605
Litigation related expenses	1,169	127	422	1,762	783
Severance and restructuring charges	(162)	19	392	585	1,874
Impairments	—	—	38	—	506
Loss (gain) from change in estimate on ARO obligation	145	—	(45)	145	(45)
(Gain) loss on sale of assets	(5)	—	(134)	34	(456)
Total operating expense adjustments	1,969	928	1,464	5,724	5,772

ARO accretion	16	17	19	66	70
Stock based compensation expense - COGS	113	83	139	450	492
Total COGS adjustments	129	100	158	516	562
Non-GAAP pre-tax (loss) income from continuing operations	$(3,275)	$(6,710)	$3,430	$(11,338)	$14,320

GAAP EPS from continuing operations - per diluted share	$(0.21)	$(0.31)	$0.08	$(0.64)	$0.30
Other income and tax related adjustments	0.02	0.02	(0.01)	0.00	(0.01)
Operating expense adjustments	0.07	0.03	0.05	0.21	0.21
COGS adjustments	0.00	0.00	0.00	0.02	0.02
Non-GAAP pre-tax EPS from continuing operations - per diluted share	$(0.12)	$(0.26)	$0.12	$(0.41)	$0.52
GAAP Gross Margin Percentage	17.5%	6.8%	36.4%	21.6%	34.6%
Non GAAP Gross Margin Percentage	18.1%	7.3%	36.9%	22.2%	35.1%
GAAP Operating Margin Percentage	(22.2)%	(44.9)%	5.9%	(21.4)%	6.3%
Non GAAP Operating Margin Percentage	(13.9)%	(39.1)%	11.5%	(14.1)%	11.5%

Stock-based compensation expense
The effect of recording stock-based compensation expense was as follows:

Stock-based Compensation Expense	For the Three Months Ended			For the Twelve Months Ended
(in thousands)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Cost of revenue	$113	$83	$139	$450	$492
Selling, general, and administrative	669	625	648	2,584	2,605
Research and development	153	157	143	614	505
Total stock-based compensation expense	$935	$865	$930	$3,648	$3,602

Contact:
EMCORE Corporation
Jikun Kim
(626) 293-3400
investor@emcore.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
(617) 542-6180
investor@emcore.com

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